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                                                                       EXHIBIT D
                             ARTICLES OF AMENDMENT
                               OF THE CHARTER OF
                      ALEXANDER & ALEXANDER SERVICES INC.


          ALEXANDER & ALEXANDER SERVICES INC., a Maryland corporation (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

          FIRST, the charter of the Corporation (the "Charter") is hereby amended as follows:

          1. The first paragraph of Article SIXTH of the Charter is hereby amended to read in its entirety as follows:

          SIXTH: The total number of shares of stock which the Corporation has authority to issue is two hundred ninety-two million (292,000,000) shares of five classes, consisting of two hundred million (200,000,000) shares of Common Stock, $1.00 par value per share; twenty-six million
     (26,000,000) shares of Class A Common Stock,
     $.00001 par value per share; eleven million
     (11,000,000) shares of Class C Common Stock, $1.00
     par value per share; forty million (40,000,000) shares of Class D Common Stock, $1.00 par value per share; and fifteen million (15,000,000) shares of Preferred Stock, $1.00 par value per share.
     The aggregate par value of all shares of all classes of stock which the Corporation has authority to issue is $266,000,260.


          2. Section A.(e) of Article SIXTH of the Charter is hereby amended to read in its entirety as follows:

          (e)  redeemable, in whole or in part, at the
     option of the Corporation or of the holder or
     both, in cash, bonds or other property, at such
     price or prices, within such period or periods,
     and under such conditions as the Board of
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     Directors shall so provide, including provision
     for the creation of a sinking fund for the redemption thereof; and/or

            3. A new Section J of Article SIXTH of the Charter is hereby added to the Charter to read in its entirety as follows:

            J.    Class D Common Stock.  Except as
      expressly provided by law or as set forth in this Section J, shares of Class D Common Stock shall be identical in all respects to the Common Stock, including with respect to stock splits, stock combinations, the right to receive dividends, or with respect to distributions upon liquidation, dissolution, winding up of the Corporation or otherwise, without preference or distinction, except that if any dividends in additional shares of Common Stock are declared on the Common Stock a like dividend in shares of Class D Common Stock shall be authorized and declared on the Class D
      Common Stock and if any such dividend or distribution with respect to the Common Stock includes securities that vote together with the Common Stock ("Other Securities"), such securities distributed with respect to shares of Class D
      Common Stock shall be identical in all respects to the Other Securities, except they shall not have voting rights.

            The holders of shares of Class D Common Stock
      shall not have any voting rights except (i) to the
      extent required by applicable law; (ii) an
      amendment to or modification of, the Charter that
      would adversely affect the holders of shares of
      Class D Common Stock may only be adopted if such
      amendment or modification has been approved by the
      affirmative vote of the holders of at least two-
      thirds of the outstanding shares of Class D Common
      Stock, for purpose of which vote the holders of 8%
      Series B Cumulative Convertible Preferred Stock
      ("Series B Stock") shall be deemed to be holders
      of that number of shares of Class D Common Stock
      into
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      which such Series B Stock would then be
      convertible; and (iii) upon and after a "change of control" of the Corporation, in which event the holders of shares of Class D Common Stock shall have the right to vote on all matters submitted to a vote to the stockholders of the Corporation as a single class together with the Common Stock, the Class A Common Stock, the Class C Common Stock and the Series B Stock, provided that with respect to any matter contemplated by subparagraph (ii) above, such vote shall be a class vote as specified by such subparagraph.

            For purposes of the foregoing provision,
      "change of control" means such time as (i) the
      Corporation shall consent or agree to the
      acquisition of, or the commencement of a tender
      offer for, or the Board of Directors shall
      recommend or, within 10 business days after the commencement of the tender offer, not recommend that shareholders' reject, a tender offer for,
      "beneficial ownership" (as defined in Rule 13d-3
      under the Exchange Act) by any "person" or "group"
      (within the meaning of Sections 13(d) and 14(d)(2)
      of the Securities Exchange Act of 1934, as amended
      ("the Exchange Act")) other than American
      International Group, Inc. ("AIG") and its
      affiliates or any transferee thereof, of
      securities of the Corporation entitled to vote
      generally in the election of directors, or
      securities convertible into or exchangeable for
      such securities (collectively, "Designated
      Securities"), representing, when added to the
      Designated Securities already owned by such person
      or group, thirty-five percent (35%) or more of
      such Designated Securities; (ii) the Corporation
      shall amend, modify or supplement, or waive the
      benefit of, the Rights Agreement between Alexander
      & Alexander Services Inc. and First Chicago Trust
      Company of New York, dated as of June 11, 1987, as
      amended and restated on March 22, 1990, as amended
      on August 21, 1992 and June 6, 1994 (the "Rights Agreement"), so as to permit any acquisition of beneficial ownership of thirty-five percent (35%)
      or more of the Designated Securities without
      causing a person or group (other than AIG and its affiliates or any transferee thereof) to become an Acquiring Person (as defined in the Rights
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      Agreement) or without causing the Distribution
      Date or the Shares Acquisition Date (each as
      defined in the Rights Agreement) to occur or
      without giving rise to a Section 11(a)(ii) Event
      (as defined in the Rights Agreement); (iii) the Corporation shall take any action under
      Section 3-603(c) of the Maryland General
      Corporation Law to exempt any transaction between
      the Corporation and any of its subsidiaries, on
      the one hand, and any person or group (other than
      AIG and its affiliates or any transferee thereof),
      or any affiliates of any such person or group, on
      the other hand, who (A) acquire, own or hold
      beneficial ownership of Designated Securities
      representing thirty-five percent (35%) or more of
      such Designated Securities from the provisions of
      Title 3, Subtitle 6 of the Maryland General
      Corporation Law or (B) acquire, own or hold
      beneficial ownership of Designated Securities
      representing ten percent (10%) or more of such
      Designated Securities unless such other person or
      group, or any affiliate of such person or group,
      enters into a standstill agreement with the
      Corporation limiting the acquisition of Designated Securities by such other person or group, or any affiliates of such person or group, to less than
      35% of the Designated Securities and such
      standstill agreement remains in full force and
      effect; (iv) the Corporation shall issue, sell or transfer, in one or a series of related transactions, Designated Securities to any person
      or group (other than AIG and its affiliates or any transferee thereof) if after giving effect thereto said person or group shall have, or shall have the
      then contractual right to acquire through
      conversion, exercise of warrants or otherwise,
      more than thirty-five percent (35%) of the
      combined voting power to vote generally in the
      election of directors of the Corporation; or
      (v) the Corporation shall agree to merge or
      consolidate with or into any person, firm,
      corporation or other legal entity (other than AIG
      and its affiliates or any transferee thereof) or
      shall agree to sell all or substantially all its
      assets to any such person, firm, corporation or
      other legal entity other than (i) a merger or consolidation of one subsidiary of the Corporation into another or the Corporation, or (ii) a merger
      or consolidation
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      in which the securities of the Corporation outstanding
      before the merger or consolidation are not affected and in which the Corporation issues equity securities having an aggregate market value of less than 20% of the total market value of the Corporation's equity securities outstanding prior to such merger or consolidation. "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent person or such other person, as the case may be, or any person who beneficially owns, directly or indirectly, 10% or more of the voting equity interests of such person or warrants, options or other rights to acquire or hold more than 10% of any class of voting equity interests of such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            The holders of Class D Common Stock shall have the right to exchange each share of Class D
      Common Stock for one share of Common Stock, at any time, provided that, other than upon and after a change of control, no person shall be entitled to acquire shares of Common Stock upon such exchange if after giving effect thereto such person shall have, or shall have the then contractual right to acquire through conversion, exercise of warrants, or otherwise, more than 9.9% of the combined voting power of the Common Stock, Class A Common
      Stock and Class C Common Stock then outstanding.

            The Corporation shall not be required to register any transfer of shares of Class D Common
      Stock, except as follows:

            (a)   to any person which acquired shares of
      Class D Common Stock on the original issuance of
      Class D Common Stock by the Corporation (a
      "Purchaser");
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            (b)   to the ultimate parent corporation of
      any Purchaser (an "Approved Parent") or any wholly-owned direct or indirect subsidiary of any Approved Parent (a "Controlled Subsidiary");

            (c)   in a transfer (otherwise than to a
      Purchaser, an Approved Parent or a Controlled
      Subsidiary) pursuant to Rule 144 under the Securities Act of 1933, as amended (the
      "Securities Act"), or a successor provision;

            (d)   in a private sale (otherwise than to a
      Purchaser, an Approved Parent or a Controlled
      Subsidiary), provided that, other than upon and after a change of control, the transferor shall not knowingly sell to any single person or group of persons acting in concert a number of shares of Class D Common Stock which, if exchanged for Common Stock, when added to other securities owned by such person or group and to securities that such person or group has the right to acquire by conversion, exercise of warrants, or otherwise, would cause such person or group to own or to have the right to acquire more than 9.9% of the combined voting power of the shares of Common
      Stock, Class A Common Stock and Class C Common
      Stock then outstanding (for purposes of this clause (d) "not knowingly" shall mean the absence of actual knowledge and of knowledge that would have then been available from a review of filings as to the Corporation under section 13 of the Securities Exchange Act of 1934, as amended, plus the receipt of a representation from the buyer(s) to the foregoing effect); and

            (e)   in the event that shares of Series B
      Stock and/or Common Stock exchangeable for shares
      of Class D Common Stock are to be offered in any
      bona fide public offering registered under the
      Securities Act, the Corporation shall provide:
      (i) in the event that shares of Series B Stock are
      offered publicly, for the conversion of such
      shares of Series B Stock into Common Stock at the
      election of the holders of shares of Series B
      Stock; and (ii) in the event that shares of Common
      Stock are offered publicly, for the exchange of
      the shares of Class D Common Stock for shares of
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      Common Stock at the election of the holders of
      shares of Class D Common Stock; in each case so that such offerings can be made without restriction.

                  In connection with any sale or transfer
      of shares of Class D Common Stock in accordance with clauses (c) or (d) above, the Corporation shall issue one share of Common Stock in exchange for each share of Class D Common Stock to be so sold or transferred, provided that in no event, other than upon and after a change of control, shall the number of shares of Common Stock issued to such purchaser or transferee cause the combined voting power of the shares of Common Stock, Class
      A Common Stock and Class C Common Stock held by such purchaser or transferee to exceed 9.9% of the combined voting power of all such shares then outstanding.

                  Any holder of shares of Class D Common
      Stock desiring to exchange such shares for Common
      Stock shall surrender the certificate or certificates representing such shares of Class D
      Common Stock at the office of the transfer agent for the Class D Common Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to exchange such shares of Class D Common Stock and specifying the name or names (with address or addresses) in which a certificate or certificates representing shares of Common Stock are to be issued.

                  The Corporation shall, as soon as
      practicable after such deposit of certificates representing shares of Class D Common Stock accompanied by the written notice and compliance with any other conditions herein contained,
      deliver at such office of such transfer agent to
      the person for whose account such shares of Class
      D Common Stock were so surrendered or to the
      nominee or nominees of such person, certificates representing the number of full shares of Common
      Stock to which such
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      person shall be entitled as aforesaid.  Such exchange
      shall be deemed to have been made as of the date of such surrender of the shares of Class D Common Stock to be exchanged, and the person or persons entitled to receive the shares of Common Stock deliverable upon exchange of such shares of Class D Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  The transfer agent for the Class D
      Common Stock and the transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer a certificate representing any shares of Class D Common Stock or Common Stock bearing a restrictive legend affecting transfer, except upon presentation of satisfactory evidence that the restrictions on transfer of the Class D Common Stock and Common
      Stock referred to in such legend have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for the Class D Common Stock and the transfer agent and registrar for the Common Stock.

                  The Corporation shall at all times
      reserve and keep available, out of its authorized and unissued stock, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the exchange of all shares of Class D Common Stock.
      The Corporation shall from time to time, in accordance with the laws of the State of Maryland, increase the number of authorized shares of Common
      Stock if at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to permit the exchange of all the then outstanding shares of Class D Common Stock.

                  If any shares of Common Stock required
      to be reserved for purposes of exchange of the
      Class D Common Stock hereunder require
      registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as
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      possible endeavor to cause such shares to be duly
      registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exchange of the Class D Common Stock.

                  The Corporation shall pay any and all
      issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exchange of shares of Class D
      Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Class D Common Stock so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  Whenever possible, each provision hereof
      shall be interpreted in a manner as to be
      effective and valid under applicable law, but if
      any provision hereof is held to be prohibited by
      or invalid under applicable law, such provision
      shall be ineffective only to the extent of such
      prohibition or invalidity, without invalidating or
      otherwise adversely affecting the remaining
      provisions hereof.  If a court of competent
      jurisdiction should determine that a provision
      hereof would be valid or enforceable if a period
      of time were extended or shortened or a particular
      percentage were increased or decreased, then such
      court may make such change as shall be necessary
      to render the provision in question effective and
      valid under applicable law.
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            4.    Section (b) of Article SEVENTH of the Charter is
hereby deleted in its entirety and Sections (c) and (d) thereof are relettered (b) and (c), respectively.

            SECOND, the Board of Directors of the Corporation duly adopted resolutions which set forth the foregoing amendments of the Charter, declaring that the said amendments to the Charter as proposed were advisable and directed that they be submitted for action thereon by the stockholders of the Corporation at a meeting to be held on July 15, 1994.

            THIRD, notice setting forth the said amendments of the Charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendments of the Charter as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all of the votes entitled to be cast thereon.

            FOURTH, the information required to be provided under subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law with respect to the Common Stock, the Class A Common Stock, the Class C Common Stock and the Preferred Stock of the Corporation has not, except as to the number of
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authorized shares of Common Stock and Preferred Stock (which have been increased pursuant to Article FIRST of these Articles of Amendment), been changed by these Articles of Amendment and remains as set forth in Article SIXTH of the Charter, which Article SIXTH, as amended, is incorporated herein in its entirety.

            FIFTH, the total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was eighty-eight million five hundred thousand (88,500,000) shares of four classes, consisting of sixty million (60,000,000) shares of Common Stock, $1.00 par value per share; thirteen million (13,000,000) shares of Class A Common Stock, $.00001 par value per share; five million five hundred thousand (5,500,000) shares of Class C Common Stock, $1.00 par value per share; and ten million (10,000,000) shares of Preferred Stock, $1.00 par value per share. The aggregate par value of all shares of all classes of capital stock which the Corporation had authority to issue was $75,500,130.

            SIXTH, the total number of shares of stock which the Corporation has authority to issue, pursuant to the Charter of the Corporation as hereby amended, is two hundred ninety-two million (292,000,000) shares of five classes, consisting of two
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hundred million (200,000,000) shares of Common Stock, $1.00 par value per share; twenty-six million (26,000,000) shares of Class A Common Stock, $.00001 par value per share; eleven million (11,000,000) shares of Class C Common Stock, $1.00 par value per share; forty million (40,000,000) shares of Class D Common Stock, $1.00 par value per share; and fifteen million (15,000,000) shares of Preferred Stock, $1.00 par value per share. The aggregate par value of all shares of all classes of stock which the Corporation has the authority to issue is $266,000,260.

            SEVENTH, the undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, ALEXANDER & ALEXANDER SERVICES INC. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be
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hereunto affixed and attested by its Assistant Secretary on this 15th day of July, 1994.

                                    ALEXANDER & ALEXANDER
                                      SERVICES INC.


                                    By: /s/ R.A. Kershaw
                                        Name:  R.A. Kershaw
                                        Vice President & Treasurer


ATTEST: Alice L. Russell
        Name:  Alice L. Russell
        Assistant Secretary